EXHIBIT 16.1


                            HENRY L. CREEL CO., INC.
                                    Certified
                                     Public
                                   Accountants
                              --------------------

                                  3587 Lee Road
                            Shaker Heights, OH 44120
                              216-491-0800 (voice)
                               216-491-0803 (fax)
                            -------------------------


                                January 27, 2005


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

      Re:      AUGRID CORPORATION


Ladies and Gentlemen:

      We have read the disclosure contained in the Issuer's Form 8-K (Item 4.01) dated January 27, 2005 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the Issuer contained therein.


Very truly yours,

/s/ Henry L. Creel Co., Inc.
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HENRY L. CREEL CO., INC.